UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 3, 2005

XYBERNAUT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15086	54-1799851
(Commission File Number)	(I.R.S. Employer
Identification Number)

12701 FAIR LAKES CIRCLE, FAIRFAX, VIRGINIA, 22033
(Address of Principal Executive Offices) (Zip Code)

(703) 631-6925
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As previously disclosed in Xybernaut Corporation’s (the “Company”) Form 8-K dated May 3, 2005 and filed May 9, 2005, the Company received letters from Edward Newman’s and Steven Newman’s attorneys announcing Edward Newman’s and Steven Newman’s resignations as Directors of the Company as of May 4 and May 3, 2005, respectively.

On May 9, 2005, the Company sent letters to Edward Newman and Steven Newman, in addition to their respective counsel, offering each the opportunity to furnish the Company with a letter stating whether he agrees with the statements made in the Company’s Form 8-K and, if not, stating the respects in which he did not agree.

On behalf of Edward Newman, Edward Newman’s attorney delivered a letter (the “Edward Newman Letter”) dated May 12, 2005 (received May 13, 2005) to the Company’s legal counsel stating the respects in which Edward Newman does not agree with the disclosure in the Company’s Form 8-K dated May 3, 2005. A copy of the Edward Newman Letter is attached hereto as Exhibit 17.1.

On behalf of Steven Newman, Steven Newman’s attorney delivered a letter (the “Steven Newman Letter”) dated May 12, 2005 (received May 16, 2005) to the Company stating the respects in which Steven Newman does not agree with the disclosure in the Company’s Form 8-K dated May 3, 2005. A copy of the Steven Newman Letter is attached hereto as Exhibit 17.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

17.1	Letter from Edward Newman’s attorney dated May 12, 2005, responding to the Company’s disclosure in the Company’s Form 8-K dated May 3, 2005.

17.2	Letter from Steven Newman’s attorney dated May 12, 2005, responding to the Company’s disclosure in the Company’s Form 8-K dated May 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYBERNAUT CORPORATION

	By:	/s/ Bruce C. Hayden

Bruce C. Hayden
Senior Vice President and
Dated: May 16, 2005		Chief Financial Officer